[Logo] STAMM & LANG
             RECHTSANWAELTE [ATTORNEYS]

STAMM & LANG, Rechtsanwaelte, Wilhelmstrasse 2, 61231 Bad Nauheim

Management Consulting Contract

Between Aqua Society GmbH,
Represented by the “Geschaeftsfuehrer” [Managing director], Raiffeisenstr. 1 in 61169 Friedberg hereafter referred to as the “Client”

and

the law office of Stamm & Lang, Wilhelmstr. 2, 61231 Bad Nauheim hereafter referred to as the “Law office”

1.
Under this management consulting contract, Mr. Achim Stamm, attorney-at-law, shall perform “Geschaeftsfuehrer” [managing director] services for the “Client,” starting on 01/10/2004 [October 1, 2004]. This shall include the commercial registration in the Companies Registration Office.

This contract is being concluded due to Mr. Stamm’s experience as interim manager and his responsibility for restructuring various companies.

2.
The services on behalf of the law office will be primarily performed by Mr. Stamm. If he is unavailable for any reason, Mr. Lang will perform the appropriate services.

STAMM & LANG, Wilhelmstrasse 2, 61231 Bad Nauheim
Tel. 060 32-7 21 23, Fax. 0 60 32-7 21 27, Email: kanzlei@recht.de

Please reference

Stamm und Lang
Rechtsanwaelte

Telephone 060 32-721 23
Fax: 060 32-721 27
Email: kanzlei@recht.de

Achim Stamm
Rechtsanwalt*
Fachanwalt fuer Steuerrecht
[Tax law attorney]
Fachanwalt fuer Arbeitsrecht
[Labour law attorney]
Insolvenzrecht ** [Bankruptcy law]
Investmentmanagement**

Steffen Lang
Rechtsanwalt
Fachanwalt fuer Arbeitsrecht
[Labour law attorney]
Gesellschaftsrecht **[Corporate law]
Wirtschaftsrecht ** [Business law]

*also qualified at higher regional court Frankfurt/Main
**[illegible text]

Banking information

Sparkasse [illegible text]
Branch no. [illegible no.]
Account no. [illegible no]

Post[illegible text]
Branch no. [illegible no.]
Account no. [illegible no.]

In European cooperation with:

[Illegible name]
Telephone: [illegible no.]
Fax: [illegible no.]
Email [illegible address]

In permanent cooperation with:

[illegible]
[ illegible]

3.
Mr. Stamm’s responsibilities shall include the areas of sales and marketing, finance & controlling, HR, key accounts as well as any agreements, including any calls and/or meetings with banks and any related client contacts/calls and/or meetings.

4.
The Law office shall receive a fee for this work. The amount of this fee is EUR 15,000.00 per month plus VAT. The Law office agrees to extend the term of payment for the fees1 for the months October to December, 2004. These fees shall be paid at the same time as the fee for the month of January 2005, to permit the Client the proper economic development.

Any incurred costs / expenses / outlays, etc.2, shall be invoiced separately and shall be accompanied by the appropriate receipts.

As of January 2005, the fee shall be paid monthly, in advance, at the latest by the third business day of the month. The due date, however, is contingent upon the submission of proper invoices by the Law office to the Client.

5.
This contract is open-ended and may be annulled by both parties with six months notice. A written shareholder resolution from the Client as well as written annulment is required.

6.
Apart from that, the Law offices’ rights and responsibilities shall, on the whole, follow company regulations pertaining to the “Geschaeftsfuehrer” [managing directors], as well as the shareholders’ future wishes, instructions and resolutions.

~~Bad Nauheim, 30/09~~/2004 [~~September 30~~,2004]
[Handwriting: illegible word – H…] [Handwriting: 13.12. [December 13]

[Signature: illegible]	[Signature: illegible]
(Client)	(Law Office)

_________________________________________
          1 German text contains the word “Honore” here – assume this to be a typo and to mean “Honorare,” i.e. fees.

          2 German text contains the word “ect.” – assume this to be a typo and to mean “etc.”